UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/27/2012

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 27, 2012, David Mazaika was appointed to serve as Quantum Fuel Systems Technologies Worldwide, Inc.'s (the "Company") Executive Director of Strategic Development. Mr. Mazaika will report directly to the Company's Chief Executive Officer. Prior to his appointment as Executive Director of Strategic Development, Mr. Mazaika served as the Company's Chief Operating Officer since December 2008.

Also effective June 27, 2012, Mark Arold, age 48, was appointed to serve as Vice President of the Company's Drive Systems business unit. Mr. Arold has been with the Company since 2002 and had served as the Company's Director of Drive Systems Engineering since 2006. Mr. Arold received a Bachelor of Science in Mechanical Engineering degree and a Master of Science in Mechanical Engineering degree from Pennsyvania State University.

On June 29, 2012, Thorin Southworth, age 37, commenced employment with the Company as its Corporate Controller. From August 2011 to June 2012, Mr. Southworth served as a division controller at Synchronous Aerospace Group. From May 2006 to August 2011, Mr. Southworth served in various capacities in the Company's accounting and finance group including as Assistant Controller. Mr. Southworth holds a Bachelor of Arts degree in accounting and finance from Pacific Lutheran University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: July 03, 2012	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel